November 16, 2004

Mr. Phillip DeZwirek

Chairman and CEO

CECO Environmental Corp

505 University Avenue, Suite 1400

Toronto, Ontario, M5G 1X3

Dear Phil:

I hereby submit my resignation as the Chief Financial Officer and Vice President-Finance & Administration of CECO Environmental Corp., effective November 30, 2004.

Sincerely,

/s/ Marshall J. Morris

Marshall J. Morris